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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Alaska Communications Systems Group, Inc.:

We consent to the incorporation by reference in the registration statement no. 333-121433 on Form S-3, amendment no. 1 to registration statement no. 333-123275 on Form S-3 and registration statement nos. 333-92091 and 333-124006 on Form S-8 of Alaska Communication Systems Group, Inc. of our reports dated
March 6, 2006, with respect to the consolidated balance sheet of Alaska Communications Systems Group, Inc. as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for the year ended December 31, 2005, and related financial statement schedule, management's assessment of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Alaska Communications Systems Group, Inc.

KPMG LLP
Anchorage, Alaska
March 6, 2006